Exhibit 99.1
December 2023 NASDAQ: NRBO 1 April 2024 NeuroBo Pharmaceuticals, Inc.

2 Forward-Looking Statements This presentation may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts and can be identified by the use of words such as “believes”, “expects”, “anticipates”, “may”, “will”, “should”, “seeks”, “approximately”, “intends”, “projects,” “plans”, “estimates” or the negative of these words or other comparable terminology (as well as other words or expressions referencing future events, conditions or circumstances). Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. These forward-looking statements include statements regarding the market size and potential growth opportunities of our current and future product candidates, capital requirements and use of proceeds, clinical development activities, the timeline for, and results of, clinical trials, regulatory submissions, and potential regulatory approval and commercialization of its current and future product candidates. Many factors could cause actual future events to differ materially from the forward-looking statements in this release, including, without limitation, those risks associated with our ability to execute on its commercial strategy; the timeline for regulatory submissions; ability to obtain regulatory approval through the development steps of our current and future product candidates, the ability to realize the benefits of the license agreement with Dong-A ST Co. Ltd., including the impact on future financial and operating results of NeuroBo; the cooperation of our contract manufacturers, clinical study partners and others involved in the development of our current and future product candidates; potential negative interactions between our product candidates and any other products with which they are combined for treatment; our ability to initiate and complete clinical trials on a timely basis; our ability to recruit subjects for our clinical trials; whether we receive results from our clinical trials that are consistent with the results of pre-clinical and previous clinical trials; impact of costs related to the license agreement, known and unknown, including costs of any litigation or regulatory actions relating to the license agreement; effects of changes in applicable laws or regulations; whether we are able to maintain compliance with Nasdaq listing requirements; and effects of changes to our stock price on the terms of the license agreement and any future fundraising. These forward-looking statements are based on information currently available to us and our current plans or expectations and are subject to a number of known and unknown uncertainties, risks and other important factors that may cause our actual results, performance or achievements expressed or implied by the forward-looking statements. These and other important factors are described in detail in the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2023 and our other filings with the Securities and Exchange Commission. While we may elect to update such forward-looking statements at some point in the future, except as required by law, we disclaim any obligation to do so, even if subsequent events cause our views to change. Although we believe the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to this presentation. This presentation also may contain estimates and other statistical data made by independent parties and by us relating to market size and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

Strong Leadership Team

Management Team



Hyung Heon Kim, Chief Executive Officer

- 20+ years of experience in M&A, financing and corporate governance
- 10+ years of licensing, M&A and compliance with Dong-A Group
- Former General Counsel/SVP at Dong-A ST and Dong-A Socio Group
- BA Soonghsil University, JD Washington University School of Law



Mi-Kyung Kim, Ph.D., RPh, Chief Scientific Officer

- 25+ years in drug discovery research at Dong-A ST
- Specialized in diabetes, obesity, MASH, immune-mediated diseases
- Ph.D., RPh, College of Pharmacy, Ewha Womans University



Marshall H. Woodworth, Chief Financial Officer

- 35+ years of financial experience
- 20+ years working with life science investors and analysts
- CFO of Nevakar Inc., Braeburn Pharmaceuticals Inc., Aerocrine AB and Furiex Pharmaceuticals Inc.
- BS University of Maryland, MBA Indiana University



Robert Homolka, SVP Clinical Operations

- 35+ years in pharmaceutical and biotech development
- Sr. director of clinical operations in Adiso Therapeutics
- Director of clinical operations at Shire/Takeda pharmaceuticals
- Director of experimental trial management at AstraZeneca



Stephen Harrison, M.D., Consulting Chief Medical Officer

- MASH/NAFLD clinical trials expert, ~300 peer reviewed publications
- Visiting Professor, Hepatology, Oxford University
- M.D. University of Mississippi
- Col (ret.) USA, MC

NeuroBo PHARMACEUTICALS 3

4 Compelling Investment Opportunity Targeting Obesity and MASH with a Pipeline of Next Generation Therapeutics ▪ Aiming to Increase Shareholder Value through Multiple, Near-Term, Value Creating Milestones • DA-1726 ✓Open IND for Treatment of Obesity ✓First patient dosed and actively recruiting into a Phase 1 for obesity • DA-1241 ✓ Open IND for Treatment of MASH and Type 2 Diabetes ✓ Actively recruiting into a Phase 2a for DA-1241 in subjects with presumed MASH ✓ Completed SAD and MAD studies (in healthy volunteers and subjects with T2D) ▪ Backed by Strategic Partner and Major Shareholder, Dong-A ST ▪ Well Capitalized With $22.4 million in Cash at the end of Q4 2023. Cash runway into Q4 2024 ▪ Exploring Strategic Opportunities to out-license legacy assets

5 Pipeline Asset Preclinical Phase 1 Phase 2 DA-1241 (GPR119 Agonist) DA-1726 (GLP1R/GCGR Dual Agonist) 2a 2b OBESITY Indication MASH Obesity

6 Multiple Near-Term Milestones: Targeting to Increase Shareholder Value Investments in the current DA-1241 Phase 2a and DA-1726 Phase 1 have the potential for significant returns in the event of clinical and regulatory success Q1/Q2 2025 Meeting with FDA 2024 2025 DA-1241 Q3 2024 Phase 2a Last Patient Last Visit Q4 2024 Phase 2a Top Line Results  Q1 2024 Phase 1 IND No Objections DA-1726 Q3 2024 Phase 1 (Part 1) Last Patient Visit  Q2 2024 Phase 1 (Part 1) First Patient In Q3 2024 Phase 1 (Part 2) First Patient In Q3 2024 Phase 1 (Part 1)Top Line Results Q1 2025 Phase 1 (Part 2) Top Line Results Q4 2024 Phase 1 (Part 2) Last Patient Visit * These milestones assume regulatory and clinical success, which is not guaranteed Q2 2025 Phase 1 (Part 3) IND Update Submission

7 DA-1726: Upcoming Phase 1 Part 3 Trial in Obesity Timeline Phase 1 Part 3 will assess total weight loss at 24 weeks, exploring maximum titratable dose and dietary changes. 2025 2026 DA-1726 Part 3 H1 2026 Part 3 Last Patient Visit Q3 2025 Part 3 First Patient Dosed H2 2026 Part 3 Top Line Results * These milestones assume regulatory and clinical success, which is not guaranteed Q2 2025 Part 3 IND Update Submission Q2 2025 Part 3 IRB Approval Q4 2025 Part 3 Last Patient Enrolled

8 DA-1726: Upcoming Phase 1 Part 3 to Evaluate Maximum Titratable Dose Study Design Study Overview ▪ A multicenter, randomized, double-blind, placebo-controlled, Phase 1 clinical trial to evaluate the efficacy and safety of DA-1726 in obese, otherwise healthy subjects Additional Endpoints ▪ Biomarker changes (PK, PD) ▪ Longer term safety (i.e., AEs, Lab, ECG) Study Design ▪ 3 Period design • Titration Period – up to 12 weeks • Treatment Period – at least 12 weeks at individualized maximum titratable dose • Off-Drug Period – up to 8 weeks No. of Subjects and Location ▪ Approximately 50 subjects randomized in a 4:1 ratio of DA-1726 or Placebo at multiple centers in the United States Enrollment (estimated) ▪ FPFV Q3 2025 ▪ LPLV 1H 2026 Notes: FPFV (First Patient First Visit); LPLV (Last Patient Last Visit); PK (Pharmacokinetic); PD (Pharmacodynamic) Study Objectives ▪ Gain an understanding of drug titration and dosing ▪ Time to maximum-tolerated dose ▪ Titration up to the maximum-tolerated individualized dose ▪ Evaluate total weight loss at 24 weeks – change in baseline at maximum-tolerated individualized dose to the end of treatment period ▪ Explore dietary changes including caloric intake and composition ▪ Explore type of weight loss - lean muscle mass versus fat loss ▪ Evaluate sustained weight loss after discontinuation Exploratory Efficacy Endpoints

December 2023 NASDAQ: NRBO 9 DA -1726 A Novel GLP1R/GCGR Dual Agonist for the Treatment of Obesity

DA-1726: Competitive Differentiation

	Survodutide	Mazdutide	DA-1726	Semaglutide	Tirzepatide
Developer	Boehringer Ingelheim	Innovent Biologics Lilly	**NeuroBo**	Novo Nordisk	Lilly
Indication	Obesity	Obesity	**Obesity**	Obesity	Obesity
Status	Phase 2 completed	Phase 3 (China) Phase 1 (USA)	**Phase 1**	Marketed (Obesity/Wegovy®) Marketed (T2D/Ozempic®)	Marketed (Obesity/Zepbound®) Marketed (T2D/Mounjaro®)
Action	GLP-1R/GCGR dual agonist	GLP-1R/GCGR dual agonist	**GLP-1R/GCGR (Glucagon receptor) dual agonist**	GLP-1R agonist	GLP-1R/GIPR dual agonist
Dosage	once weekly, injection	once weekly, injection	**Exploratory dosing in Phase 1**	once weekly, injection	once weekly, injection
Efficacy in Human	Body weight loss, 16.7% @ 46-week	Body weight loss, 15.4% @ 24-week (interim analysis)	**Exploratory efficacy in Phase 1**	Body weight loss, 12.4% @ 68-week	Body weight loss, 20.1% @ 72-week
Safety in Human	Nausea, vomiting, diarrhea, constipation, Treatment discontinuations due to AEs: 28.6%	Nausea, diarrhea, vomiting, abdominal distension	**Exploratory safety in Phase 1**	Nausea, diarrhea, vomiting, constipation, abdominal pain	Nausea, diarrhea, decreased appetite, vomiting, constipation
Differentiation	First-in-class for obesity, Not reached plateau at week 46	No discontinued treatment due to adverse events in interim analysis	• **Weight loss similar or better as compared to semaglutide** • **Better tolerability due to balance approach as compared to semaglutide**	In recruiting participants for MASH P3	Higher efficacy

NeuroBo PHARMACEUTICALS 10

11 DA-1726: Mechanism of Action DA-1726 is a novel oxyntomodulin analogue functioning as a GLP1R/GCGR dual agonist for the treatment of obesity Notes: GLP1R/GCGR (Glucagon-Like Peptide 1 Receptor/Glucagon Receptor); GLP-1 (Glucagon-Like Peptide 1) 1. Pocai A. Mol Metab.2014;3:241-51 ▪ Oxyntomodulin • a gut hormone released from intestinal L-cells after meal ingestion resulting in dual agonism of the GLP-1 receptor and glucagon receptor ▪ Reduces food intake (GLP-1 R) and increases energy expenditure (GCGR) in humans, potentially resulting in superior body weight loss Physiological effects of oxyntomodulin(1)

12 DA-1726: Therapeutic Potential in Obesity(1-3) — Semaglutide Comparison DA-1726 outperformed Semaglutide (WEGOVY ), a GLP-1 agonist, in mouse models of obesity* *Statistically significant compared to control Notes: GLP1R/GCGR (Glucagon-Like Peptide 1 Receptor/ Glucagon Receptor); HF-DIO (High Fat-Diet Induced Obesity); GLP-1 (Glucagon-Like Peptide 1). 1. Dong-A Study Report 104561. All treatments given as twice weekly injections. 2. Dong-A Study Report 104455. All treatments given every 3 days as injections. 3. Kim TH et al. 82nd Meeting of the American Diabetes Association. 2022; Abstract 1403-P. 100.0% 72.1% 86.7% 80.2% 0.0% 20.0% 40.0% 60.0% 80.0% 100.0% 120.0% Weight loss observed from DA-1726 is attributed to reduced food intake via GLP1R and increased energy expenditure via the GCGR BWL in HF-DIO Obese Mice DA-1726 vs Semaglutide (1,3) % Change in BW from Baseline (Corrected to HF Control) -30 -25 -20 -15 -10 -5 0 0 2 4 6 8 10 12 14 16 19 21 25 27 Treatment Day High Fat Control Semaglutide (250 nmol/kg)* DA-1726 (100 nmol/kg)* DA-1726 (200 nmol/kg)* (16.3%) (19.3%) (26.8%) BWL in HF-FATZO T2DM/Obese Mice DA-1726 vs Semaglutide (2,3) % Change in BW from Baseline (Corrected to HF Control) -35 -30 -25 -20 -15 -10 -5 0 0 2 4 6 8 10 12 14 16 18 20 22 25 Treatment Day High Fat Control Semaglutide (250 nmol/kg)* DA-1726 (100 nmol/kg)* DA-1726 (250 nmol/kg)* (12.5%) (14.9%) (25.4%) Cumulative Food intake in HF-DIO Obese Mice DA-1726 vs Semaglutide (1,3)

13 DA-1726: Therapeutic Potential in Obesity (1,2) — Tirzepatide Comparison DA-1726 shows similar weight loss while consuming more food compared to Tirzepatide (Mounjaro ) Notes: HF-DIO (High Fat-Diet Induced Obesity); BWL (Body Weight Loss) 1. Dong-A Study Report 105497. All treatments given as twice weekly injections. 2. Jung I-H et al. 83rd Meeting of the American Diabetes Association. 2023; Abstract 1668-P. Weight loss is attributed to reduced food intake and increased energy expenditure Cumulative Food intake in HF-DIO Obese Mice DA-1726 vs Tirzepatide (1,2) Plasma Biochemistry Analysis DA-1726 vs Tirzepatide (1,2) -40 -35 -30 -25 -20 -15 -10 -5 0 0 4 6 8 12 14 18 20 22 26 Treatment Day High Fat Control Tirzepatide (50 nmol/kg)* Tirzepatide (100 nmol/kg)* DA-1726 (100 nmol/kg)* DA-1726 (200 nmol/kg)* 100.0% 69.0% 58.0% 89.3% 78.4% 0.0% 20.0% 40.0% 60.0% 80.0% 100.0% 120.0% High Fat Control Tirzepatide 50 nmol/kg* Tirzepatide 100 nmol/kg* DA-1726 100 nmol/kg* DA-1726 200 nmol/kg * * * * * * * * * * * * * * * 0.0% 20.0% 40.0% 60.0% 80.0% 100.0% 120.0% ALT AST T-BIL GLU T-CHO TG High Fat Control Tirzepatide 50 nmol/kg Tirzepatide 100 nmol/kg DA-1726 100 nmol/kg DA-1726 200 nmol/kg BWL in HF-DIO Obese Mice DA-1726 vs Tirzepatide (1,2)

14 DA-1726: Phase 1 Part 1 & 2 to Evaluate Safety and Tolerability Rationale for study ▪ Gain a robust understanding of safety, tolerability of various dose levels in humans. ▪ Superior weight loss compared with the pair-fed group, indicating much of the weight loss was attributed to reduced food intake via activation of GLP-1 ▪ Superior to both the pair-fed and control groups in energy expenditure (secondary to glucagon activation) ▪ Potentially superior weight loss compared to approved obesity products Notes: MAD (Multiple Ascending Dose); SAD (Single Ascending Dose); PK (Pharmacokinetic); PD (Pharmacodynamic); FPFV (First Patient First Visit); LPLV (Last Patient Last Visit). Phase I Study overview ▪ 2-part study • Part 1—Single ascending dose study • Part 2—Multiple ascending dose study Population ▪ Obese otherwise healthy No. of Subjects ▪ Approximately 100 subjects for both studies Location ▪ United States

15 DA-1726: Upcoming Phase 1 Part 3 to Evaluate Maximum Titratable Dose Study Design Study Overview ▪ A multicenter, randomized, double-blind, placebo-controlled, Phase 1 clinical trial to evaluate the efficacy and safety of DA-1726 in obese, otherwise healthy subjects Additional Endpoints ▪ Biomarker changes (PK, PD) ▪ Longer term safety (i.e., AEs, Lab, ECG) Study Design ▪ 3 Period design • Titration Period – up to 12 weeks • Treatment Period – at least 12 weeks at individualized maximum titratable dose • Off-Drug Period – up to 8 weeks No. of Subjects and Location ▪ Approximately 50 subjects randomized in a 4:1 ratio of DA-1726 or Placebo at multiple centers in the United States Enrollment (estimated) ▪ FPFV Q3 2025 ▪ LPLV 1H 2026 Notes: FPFV (First Patient First Visit); LPLV (Last Patient Last Visit); PK (Pharmacokinetic); PD (Pharmacodynamic) Study Objectives ▪ Gain an understanding of drug titration and dosing ▪ Time to maximum-tolerated dose ▪ Titration up to the maximum-tolerated individualized dose ▪ Evaluate total weight loss at 24 weeks – change in baseline at maximum-tolerated individualized dose to the end of treatment period ▪ Explore dietary changes including caloric intake and composition ▪ Explore type of weight loss - lean muscle mass versus fat loss ▪ Evaluate sustained weight loss after discontinuation Exploratory Efficacy Endpoints

December 2023 NASDAQ: NRBO 16 DA-1241 Orally Available, Potential First-in-Class GPR119 Agonist for the Treatment of MASH

DA-1241: Competitive Differentiation

	Resmetirom	DA-1241
Developer	Madrigal	NeuroBo
Indication	MASH	MASH
Status	Phase 3 completed NDA Submitted	Phase 2
Action	THR (Thyroid hormone receptor) β agonist	GPR119 agonist
Dosage	Once daily, oral	Once daily, oral
Efficacy in Human	MASH resolution with more than a 2-point reduction in MASH Activity Score (100mg: 30%, 80mg: 26%, Placebo: 10%)[1]	Effective in treating or modifying the progression of MASH, NAFLD Activity Score and Biomarkers
Safety in Human	Mild/transient diarrhea, mild nausea[1]	Headache, somnolence, fatigue, hypoglycemia, and cold sweat (reported in Phase I studies)
Differentiation	If approved by the NDA, the first treatment for MASH	1. Unique mechanism of action. Works on inflammation associated with MASH 2. Can be used as a monotherapy or in combination with other therapies 3. Synergistic effect(s) when co-administered with a DPP4 or GLP1R agonist

1. https://ir.madrigalpharma.com/news-releases/news-release-details/madrigal-announces-positive-topline-results-pivotal-phase-3

NeuroBo PHARMACEUTICALS 17

18 DA-1241 Effect on Pathogenesis in MASH as a Monotherapy GPR119 activation: Monocytes and macrophages ▪ Macrophage activation ▪ Monocyte recruitment ▪ Macrophage differentiation → Reduction in hepatic and systemic inflammation Hepatic stellate cells Stellate cell activation → Reduce hepatic fibrogenesis Hepatocytes and intestinal L-cells De novo lipogenesis Dietary fat absorption → Reduce hepatic steatosis Steatosis Steatohepatitis Fibrosis DAMPs: danger-associated molecular patterns PAMPs: pathogen-associated molecular patterns ECM: extracellular matrix

GPR119 in Glucose Control when Co-Administered with Other Therapies

- ***Effectively decreased hepatic inflammation***
- ***Reduced systemic inflammation*** and fibrosis biomarkers
- ***Reduced hepatic lipid and collagen deposition*** in the liver of MASH mice

Changes of 17 ***inflammation signaling-related*** genes



Tnf
Tlr4
Jun
Tgfb1
Nfkb1
Mapk11
Fos
Tgfbr1
Tnfrsf1a
Traf2
Smad2
Smad4
Mapk8
Smad3
Traf6
Chuk
Map3k5
MASH Co.
DA-1241, 30 mg
DA-1241, 100 mg
DA-1241 100 mg + DPP4i
Color Key
-3 -1 0 1 2 3
Value

Changes of 22 ***stellate cell activation-related*** genes



Mmp13
Timp1
Col1a1
Col6a3
Col1a2
Col3a1
Col6a1
Col6a2
Col5a1
Mmp2
Col5a2
Timp4
Tgfb1
Timp3
Mcam
Timp2
Gfap
Acta2
Pdgfa
Mmp9
Col5a3
Egf
MASH Co.
DA-1241, 30 mg
DA-1241 100 mg
DA-1241 100 mg + DPP4i



GLP1R Agonists
Food ingestion
Intestine
Active GLP1
DPP4 Inhibitor
Inactive GLP1
GLP1 receptor
Pancreas effect
Liver effect
Stomach effect
Brain

Activation of GLP1 Receptor Effects

- Pancreas
  - Increase proliferation of beta cells
  - Prevent the apoptosis of beta cells
  - Increase insulin biosynthesis
  - Increase insulin secretion
  - Increase insulin biosynthesis
- Liver
  - Decrease glucose production
- Stomach
  - Decrease gastric emptying
- Brain
  - Decrease appetite

NeuroBo PHARMACEUTICALS 19

DA-1241: Ongoing Phase 2a in **MASH**

Support use as a monotherapy

- DA-1241 modified the ***progression of MASH*** in Ob-MASH mice
- Exploring improved ***biomarkers (CCL2, TNFa, and TIMP1), liver fat content, and stiffness*** as measured by Fibroscan and MRI

Exploring Co-Administration with a DPP4 inhibitor

- ***Identify ability to effectively decreased hepatic inflammation***
- ***Explore ability to reduce systemic inflammation*** and fibrosis biomarkers
- ***Reduced hepatic lipid and collagen deposition*** in Ob-MASH mice

Study Design	
Study Overview	▪ A multicenter, randomized, double-blind, placebo-controlled, parallel, Phase 2a clinical trial to evaluate the efficacy and safety of DA-1241 in subjects with presumed non-alcoholic steatohepatitis
Primary Endpoint	▪ ALT change from baseline in alanine transaminase
Study Design	▪ 2 Part study • Part 1: DA-1241 50mg, DA-1241 100mg, Placebo • Part 2: DA-1241 100mg + Sitagliptin 100mg, Placebo
No. of Subjects	▪ Approximately 90 subjects with presumed MASH
Location	▪ Approximately 25 centers in the United States
Enrollment (planned)	▪ FPI September 2023 ▪ LPLV August 2024

Notes: FPFV (First Patient First Visit); LPO (Last Patient Last Visit)

NeuroBo PHARMACEUTICALS 20

December 2023 NASDAQ: NRBO 21 Financials and Capitalization

22 Cash Balance and Capitalization Table Cash Balance As of December 31, 2023 Cash $22.4 million Debt none Capitalization Table as of December 31, 2023 Common Stock Equivalents Common Stock (as of March 31, 2024) 4,906,032 Warrants (WAEP $145.54)(1) 203,914 Options (WAEP $398.30) 4,700 Common Stock Shares Available for Issuance under Equity Incentive Plans 469,820 Fully Diluted 5,584,466 1. No ratchets, price resets or anti-dilution provisions. Presumes $0.00 exercise price for each Series B warrant exchangeable for one share of common stock.

23 Multiple Near-Term Milestones: Targeting to Increase Shareholder Value Investments in the current DA-1241 Phase 2a and DA-1726 Phase 1 have the potential for significant returns in the event of clinical and regulatory success Q1/Q2 2025 Meeting with FDA 2024 2025 DA-1241 Q3 2024 Phase 2a Last Patient Last Visit Q4 2024 Phase 2a Top Line Results  Q1 2024 Phase 1 IND No Objections DA-1726 Q3 2024 Phase 1 (Part 1) Last Patient Visit  Q2 2024 Phase 1 (Part 1) First Patient In Q3 2024 Phase 1 (Part 2) First Patient In Q3 2024 Phase 1 (Part 1)Top Line Results Q1 2025 Phase 1 (Part 2) Top Line Results Q4 2024 Phase 1 (Part 2) Last Patient Visit * These milestones assume regulatory and clinical success, which is not guaranteed Q2 2025 Phase 1 (Part 3) IND Update Submission

24 DA-1726: Upcoming Phase 1 Part 3 Trial in Obesity Timeline Phase 1 Part 3 will assess total weight loss at 24 weeks, exploring maximum titratable dose and dietary changes. 2025 2026 DA-1726 Part 3 H1 2026 Part 3 Last Patient Visit Q3 2025 Part 3 First Patient Dosed H2 2026 Part 3 Top Line Results * These milestones assume regulatory and clinical success, which is not guaranteed Q2 2025 Part 3 IND Update Submission Q2 2025 Part 3 IRB Approval Q4 2025 Part 3 Last Patient Enrolled

December 2023 NASDAQ: NRBO 25 Investment Thesis

26 Compelling Investment Opportunity Targeting Obesity and MASH with a Pipeline of Next Generation Therapeutics ▪ Aiming to Increase Shareholder Value through Multiple, Near-Term, Value Creating Milestones • DA-1726 ✓Open IND for Treatment of Obesity ✓First patient dosed and actively recruiting into a Phase 1 for obesity • DA-1241 ✓ Open IND for Treatment of MASH and Type 2 Diabetes ✓ Actively recruiting into a Phase 2a for DA-1241 in subjects with presumed MASH ✓ Completed SAD and MAD studies (in healthy volunteers and subjects with T2D) ▪ Backed by Strategic Partner and Major Shareholder, Dong-A ST ▪ Well Capitalized With $22.4 million in Cash at the end of Q4 2023. Cash runway into Q4 2024 ▪ Exploring Strategic Opportunities to out-license legacy assets

December 2023 NASDAQ: NRBO 27 Thank You! Investor Contacts: Rx Communications Group Michael Miller +1 917.633.6086 mmiller@rxir.com NeuroBo Pharmaceuticals Marshall Woodworth +1 919.749.8748 marshall.woodworth@neurobopharma.com